EXHIBIT 5.1

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Farmmi, Inc. Fl 1, Building No. 1, 888 Tianning Street, Liandu District Lishui, Zhejiang Province People’s Republic of China 32300	Campbells LLP Floor 4, Willow House, Cricket Square Grand Cayman KY1-9010 Cayman Islands
T +1 345 949 2648 E rspencer@campbellslegal.com campbellslegal.com
Our Ref: 16074-30576 Your Ref: Farmmi, Inc.
CAYMAN | BVI | HONG KONG

18 June 2024

Dear Sirs,

Farmmi, Inc.

We are Cayman Islands counsel for Farmmi, Inc., a Cayman Islands exempted company (the “Company”), in connection with the Company’s Registration Statement on Form F-3 originally filed with the U.S. Securities and Exchange Commission in the United States (the “Commission”) on 18 June 2024 (the “Registration Statement”) relating to the registration for issue and sale by the Company of the Securities of the Company (as defined herein) having an aggregate initial offering price not exceeding US$100,000,000. The Company has provided us with a prospectus (the “Prospectus”) which forms part of the Registration Statement. The Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

1.	Ordinary Shares of the Company, par value $0.20 each (the “Shares”);

2.	share purchase contracts obligating the holders to purchase from the Company a specified number of securities registered under the Registration Statement (the “Purchase Contracts”) between the Company and a purchase contract agent identified in the applicable agreement, and share purchase units, each representing ownership of securities registered under the Registration Statement or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase securities under such Purchase Contracts (to the extent constituting securities under the Securities Act of 1933, as amended (the “Securities Act”) issued by the Company, the “Purchase Units”);

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3.	debt securities, in one or more series, of the Company (the “Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Indenture”);

4.	warrants to purchase Shares, Debt Securities, or any combination thereof (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company as Warrant agent, and such warrants may be issued independently or together with Shares, Debt Securities, or any combination thereof, and the Warrants may be attached to or separate from such securities;

5.	rights to purchase Shares or Debt Securities of the Company (the “Rights”) issued pursuant to one or more rights agreements between the Company and a bank or trust company, as rights agent (the “Rights Agreements”); and

6.	units comprised of one or more of the other securities described in the Registration Statement in any combination (the “Units”) which may be issued under unit agreements (the “Unit Agreement”), by and between the Company and a bank or trust company as unit agent, each on terms to be determined at the time of offering thereof and a form of each of which will be filed as an exhibit to the Registration Statement at such time and detailed in the applicable Prospectus Supplement. The securities referred to in the foregoing clauses (1) through (6) are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be US$100,000,000. In connection with rendering our opinion as set forth below, we have reviewed and examined the following:

1	A copy of the Company’s certificate of incorporation issued by the Registrar of Companies on 28 July 2015.

2	A copy of the Third Amended and Restated Memorandum of Association and Articles of Association of the Company as adopted by the Company by a special resolution of the shareholders on 14 May 2022 and a copy of the minutes of the annual shareholder meeting of the Company dated 21 September 2023 certified as true pursuant to the Director’s Certificate (the “Constitutional Documents”).

3	A copy of written resolutions of the Directors of the Company dated 12 June 2024 (the “Director Resolutions”).

4	An electronic copy of the Registration Statement.

5	A copy of the Register of Directors of the Company filed with the Registrar of Companies in the Cayman Islands on 14 July 2021, certified as true pursuant to the Director’s Certificate.

6	Copy of a Certificate of a Director of the Company dated 17 June 2024 (the “Director’s Certificate”).

7	A copy of the Certificate of Good Standing of the Company issued by the Registrar of Companies dated 11 June 2024 (“Certificate Date”).

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The Registration Statement, the Prospectus and the exhibits to the Registration Statement are hereinafter referred to as the “Documents”.

The following opinion is given only as to matters of Cayman Islands law and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than the Cayman Islands. We have assumed that there is nothing under any law (other than the laws of the Cayman Islands) that would affect or vary the following opinion. Specifically, we have made no independent investigation of the laws of the United States of America and we offer no opinion in relation thereto. We offer no opinion in relation to any representation or warranty given by any party to the Documents or any party to other transaction documents entered into in connection with the Documents or the Securities (“Transaction Documents”), save as specifically hereinafter set forth, nor the commercial terms of the transactions contemplated by the Documents or the Transaction Documents. This opinion is strictly limited to the matters stated in it, does not apply by implication to other matters, and only relates to (1) those circumstances or facts specifically stated herein and (2) the laws of the Cayman Islands, as they respectively exist at the date hereof. We assume no obligation to revise or supplement this opinion if any applicable laws change after the date of this opinion by legislative action, judicial decision or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

In giving this opinion we have assumed, without independent verification:

(a)

the genuineness of all signatures, initials, stamps and seals, the authenticity, completeness and (where applicable) effectiveness of all documents submitted to us as originals, the conformity of all copy documents or forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct, complete, up-to-date and in full force and effect, and with respect to electronic signatures, that: (i) the means of creating the electronic signatures is linked to the signatory and to no other person; (ii) the means of creating the electronic signature was, at the time of signing, under the control of the signatory; (iii) no alternation to the electronic signature has been made after the time of signing; and (iv) any alteration made to the documents executed by way of an electronic signature after the time of signing is detectable;

(b)

that the copies produced to us of minutes of meetings and/or of resolutions, including the Director Resolutions, are true copies and correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened, held and quorate throughout and that all resolutions set out in such copy minutes or resolutions were duly passed and are in full force and effect and have not been amended, revoked or superseded and that all statements made in the resolutions, the Director’s Certificate and any other certificates and documents on which we have expressed reliance are true and correct (and continue to be true and correct);

(c)	the shareholders of the Company have not restricted the powers of the Directors of the Company in any way;

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(d)	that the statutory registers of directors and officers, members, mortgages and charges and the minute book of the Company are true, complete, accurate and up to date;

(e)	the accuracy of all representations, warranties and covenants as to factual matters made by the parties to the Documents and any other documents reviewed by us;

(f)	the Constitutional Documents remain in full force and effect and will not and have not been amended in any manner that would affect the opinions set out herein;

(g)	the Company will issue the Shares in furtherance of its objects set out in its Constitutional Documents;

(h)	that upon issuance of the Shares the Company will receive consideration for the full issue price which shall not be less than the par value thereof;

(i)

the capacity, power and authority of each of the parties to the Documents, other than the Company where a party, to enter into and perform its respective obligations under the Documents and due execution by each of such parties (other than the Company) of the Documents;

(j)

that there is no provision of the law of any jurisdiction and nothing underlying any law (other than the Cayman Islands) which would have any implication in relation to, or which might affect, the opinions expressed herein;

(k)	the validity and binding effect under the laws of the United States of America of the Registration Statement;

(l)	the transactions contemplated under the Documents comply with the requirements of the applicable rules of the Nasdaq Stock Market;

(m)

that there is no contractual or other prohibition (other than as may arise by virtue of the laws of the Cayman Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations under the Documents or which materially affect, amend or vary the transactions contemplated by the Registration Statement;

(n)	the final terms of the Securities as set out in each applicable Prospectus Supplement will not put the Company in breach of any laws or its Constitutional Documents;

(o)

no monies to be paid to or for the account of any party under the Documents, Transaction Documents or the Securities or any property received or disposed of by any party to the Documents, Transaction Documents or the Securities in each case in connection with the Documents, Transaction Documents or the Securities, or the consummation of the transactions contemplated thereby, represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively;

(p)	the execution and delivery of the Documents, Transaction Documents and the issue of the Securities will be of commercial benefit to the Company; and

(q)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Securities.

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Based upon the foregoing and in reliance thereon, we are of the opinion that under the laws of the Cayman Islands:

(i)

As of the Certificate Date, the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands;

(ii)

With respect to any Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Shares has been duly authorized by the Company by all necessary corporate action; (iii) the issuance of such Shares at such time does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such issuance is in conformity with the Company’s Constitutional Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Shares, then upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement and registration in the register of members (shareholders) of the Company be validly issued, fully paid and non-assessable;

(iii)

With respect to the Purchase Contracts and Purchase Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Purchase Contracts or Purchase Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable purchase contract agreement and any related pledge agreement have been duly authorized, executed and delivered by the parties thereto; (iv) the terms of the Purchase Contracts and Purchase Units and of their issuance and sale have been duly established in conformity with the applicable purchase contract agreement and any related pledge agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Company’s Constitutional Documents, as amended to date or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Purchase Contracts and Purchase Units have been issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Purchase Contracts and Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms;

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(iv)

With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s)required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (iii) the Indenture has been duly authorized, executed and delivered by the Company and a trustee by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement, the Prospectus and all Prospectus Supplement(s), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s Constitutional Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the qualification under the Trust Indenture Act of 1939, as amended, of such Indenture, as then and theretofore amended or supplemented has been effected; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by a trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under a Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(v)

With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s Constitutional Documents, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Shares that are receivable upon exercise of Warrants, the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable documentation; and (vi) the Warrants have been delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(vi)

With respect to the Rights, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Rights Agreements relating to the Rights have been duly authorized, executed and delivered; (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and do not violate any applicable law or the Company’s Constitutional Documents or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms;

(vii)

With respect to the Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Unit Agreements relating to the Units have been duly authorized, executed and delivered; (iv) the terms of the Units and any underlying securities and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Company’s Constitutional Documents or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Units have been duly executed, issued, sold and delivered in accordance with the applicable Unit Agreement and as contemplated by the Registration Statement, and, if applicable, a duly authorized, executed and delivered purchase, underwriting or similar agreement; and (vi) issuance and delivery of the applicable Units in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company and otherwise in accordance with the Registration Statement and the provisions of the applicable underlying agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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The foregoing opinion is subject to the following reservations and qualifications:

1

Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the Cayman Islands and there are no circumstances or matters of fact known to us on the date of this opinion which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

2

In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the Company’s Constitutional Documents, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3

We neither express nor imply any opinion as to any representation or warranty given by the Company in the Documents as to its capability (financial or otherwise) to undertake the obligations assumed by it under the Documents.

4

To maintain the Company in good standing under the laws of the Cayman Islands annual fees must be paid and annual returns made to the Registrar of Companies in accordance with the requirements of the Companies Act (as revised). The annual fees are payable by the Company and will not affect the non-assessable nature of the Shares.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement filed with the Commission and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s / Campbells LLP

Campbells LLP

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